EXHIBIT 18

                                                                  Execution Copy


                                VOTING AGREEMENT

     Voting Agreement, dated as of October 3, 2002 (this "Agreement"), by and among America Online, Inc., AOL Time Warner Inc., Aspen Investments LLC and Atlantis Investments LLC (individually, a "Stockholder" and, collectively, the "Stockholders").

     Whereas, America Online Latin America, Inc., a Delaware corporation (the "Company") and the Stockholders have, contemporaneously with the execution and delivery of this Agreement, entered into a Preferred Stock Conversion Agreement (the "Conversion Agreement") providing for the conversion of certain shares of High Vote Preferred Stock into shares of Class A Common Stock, pursuant to the terms and conditions thereof (capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Conversion Agreement);

     Whereas, as contemplated by the Conversion Agreement, there will be a meeting of the Stockholders of the Company to consider, among other matters, adopting a proposed Certificate of Amendment (the "Charter Amendment") to the Fourth Restated Certificate of Incorporation of the Company ("Current Charter"), substantially in the form set forth in Exhibit A to the Conversion Agreement, which is contemplated to be filed and to become effective immediately after the approval by the stockholders of the Company;

     Whereas, as an essential condition and inducement to each Stockholder to enter into the Conversion Agreement and in consideration therefor, the Stockholders have agreed to enter into this Agreement in order to facilitate the matters contemplated by the Conversion Agreement; and

     Whereas, as of the date hereof, the Stockholders own of record and/or beneficially shares of the Company's capital stock as set forth opposite their respective names on Schedule A hereto (together with all additional shares of the Company's capital stock which any of them shall hereafter own of record and/or beneficially, "Shares") and desire to enter into this Agreement;

     Now, therefore, in consideration of the foregoing and the mutual covenants and agreements contained herein and in the Conversion Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, each of the Stockholders agrees as follows:


                                   Article 1

                                Voting of Shares

     1.1 Voting Agreement. Each Stockholder hereby agrees to (a) appear, in person or by proxy, or cause any other holder of record of any Shares owned beneficially by such Stockholder on any applicable record date (the "Record
Holder") to appear, in person or by proxy, so that all the Shares of such Stockholder are counted for the purpose of obtaining a quorum at any meeting of stockholders of the Company, and at any adjournment or adjournments thereof, at which any proposal to approve and adopt the Charter Amendment or the Conversion Agreement is presented for consideration and action by the stockholders of the Company (a "Meeting") and (b) vote, or cause the Record Holder to vote, in person or by proxy, or, to the extent written consents are solicited, to execute and deliver, or cause the Record Holder to execute and deliver, written consents with respect to, all Shares owned by such Stockholder as of the record date for determining stockholders of the Company entitled to vote, or execute and deliver written consents, in favor of any proposal to adopt the Charter Amendment and the Conversion Agreement. Each Stockholder shall also vote against, and refrain from executing and delivering written consents in favor of, any proposal which is contrary to or inconsistent with a proposal to adopt the Charter Amendment. Each Stockholder shall also vote in favor of the adjournment, to another time, date and place, of any Meeting at which any proposal to adopt the Charter Amendment is presented for consideration and action by the stockholders of the Company if a quorum for such Meeting is lacking or if the votes cast at such Meeting in favor of any such proposal are insufficient to approve such proposal.


     1.2 No Inconsistent Agreements. Each Stockholder hereby covenants and agrees that such Stockholder will not, at any time while this Agreement remains in effect, (a) enter into any voting agreement or voting trust with respect to any of the Shares, or (b), grant a proxy or give a power-of-attorney or make any other appointment with respect to any of the Shares, except as is and will be consistent with the agreement to vote or consent under Section 1.1. Each Stockholder also covenants and agrees that such Stockholder will not, prior to the termination of this Agreement, take any action that could make any representation or warranty of such Stockholder contained herein untrue or could constitute a breach of any covenant or agreement by such Stockholder hereunder or could have the effect of preventing, disabling, hindering or delaying such Stockholder, any other Stockholder or the Company from performing their respective obligations under this Agreement.


                                   Article 2

      Representations, Warranties, Covenants and Agreements of Stockholders

Each Stockholder, severally and not jointly, hereby represents, warrants, covenants and agrees as follows:

     2.1 Authority Relative to Agreement. Such Stockholder has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All necessary corporate or other entity action on behalf of such Stockholder has been taken to authorize this Agreement to be entered into on behalf of and to be performed by such Stockholder. This Agreement has been duly and validly executed and delivered on behalf of such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditor's rights generally.

     2.2 No Conflict. The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not, (a) result in any breach of or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder is bound or to which any of the Shares owned by such Stockholder is or are subject or by which they are or any of them is affected, or under the applicable organizational documents of such Stockholder or (b) conflict with or violate any law, regulation, rule, judgment, order, decree or award, in each case applicable to such Stockholder or any Shares owned of record and/or beneficially by such Stockholder.

     2.3 No Consents. The execution and delivery by such Stockholder of this Agreement or any instrument required by this Agreement to be executed and delivered by such Stockholder does not, and the performance by such Stockholder of this Agreement or any instrument required by this Agreement to be executed and delivered by such Stockholder will not, require such Stockholder to obtain any consent or waiver of any Person or the consent, approval, authorization or action by, license, waiver, qualification, order or permit of any federal, state or local government or any court, administrative or regulatory tribunal, agency, body, or commission or other governmental authority, domestic or foreign (a "Governmental Authority") required under any law, regulation, rule, judgment, order, decree or award, in each case applicable to such Stockholder or any Shares owned of record and/or beneficially by such Stockholder, or observe any waiting period imposed by any Governmental Authority.

     2.4 Title to the Shares. All Shares beneficially owned by such Stockholder as of the date hereof are set forth opposite such Stockholder's name under column I of Schedule A hereto and all Shares owned of record by each Stockholder are set forth opposite such Stockholder's name under column II of Schedule A hereto. All such Shares are owned free and clear of all Liens, options, rights of first refusal or first offer, and other than as set forth in this Agreement, the Conversion Agreement, the Second Amended and Restated Stockholders' Agreement and the Amended and Restated Registration Rights and Stockholders' Agreement. Such Stockholder has the sole power to vote and dispose of all Shares set forth opposite such Stockholder's name on Schedule A hereto, with no restrictions or limitations on such power.

     2.5 Transferees of Shares. In the event that any Stockholder intends to transfer ownership of any of the Shares owned of record and/or beneficially by such Stockholder to a Person who is not a Stockholder, as a condition to the effectiveness of such transfer, such Stockholder shall cause the transferee to agree, by executing and delivering to the other Stockholders a joinder agreement in form and substance satisfactory to the other Stockholders, to become a party to this Agreement from and after the time such transfer is effected. Each Stockholder acknowledges that the Company shall not be required to recognize the effectiveness of any transfer of Shares by a Stockholder or a purported successor in interest to a Stockholder which is not in compliance with the foregoing requirement.


                                   Article 3

                            Certain Acknowledgements

     3.1 Matters Related to Adoption of the Charter Amendment; Independent Committee. Each Stockholder acknowledges that the Independent Committee of the Board of Directors of the Company has today recommended to the Board approval of the Charter Amendment, and that the Special Committee and the Board of Directors have approved the adoption of the Charter Amendment.


                                    Article 4

                                  Miscellaneous

4.1 Reasonable Efforts. Each Stockholder shall use reasonable efforts to assist and cooperate with one another in an expeditious manner, to enable the full and timely performance of this Agreement, including (a) cooperating with the Company and the other Stockholders in connection with the Meeting to adopt the Charter Amendment, (b) not taking any action which will prevent such Meeting of the Stockholders to be held or unreasonably delayed, (c) seeking to obtain all necessary actions or non-
actions, waivers, consents and approvals from Governmental Authorities, making all necessary registrations and filings and taking all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority, (d) obtaining all necessary consents, approvals or waivers from third parties, (e) not taking any action to prevent the Company from defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging the validity, effectiveness or performance of this Agreement, including but not limited to seeking to have any stay, temporary restraining order or preliminary injunction entered by any Governmental Authority vacated or reversed, and (f) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to carry out the purpose and intent of, this Agreement, other than the giving of any proxy by any Stockholder.

     4.2 Termination. This Agreement shall terminate upon the earliest to occur of (a) the mutual written agreement of each Stockholder, (b) except as otherwise provided herein, the termination of the Conversion Agreement in accordance with its terms, (c) the effective date of the Charter Amendment, or (d) December 31, 2003.

     4.3 Enforcement of Agreement. The parties hereto agree that immediate, substantial and irreparable harm for which monetary damages will be inadequate will occur in the event that any of the provisions of this Agreement are not performed in accordance with its terms by another party hereto or this Agreement is otherwise breached by another party hereto. Accordingly, it is agreed that each of the parties hereto will be entitled, in addition to any other remedy to which such party is entitled at law or in equity, to (a) an injunction or injunctions to prevent breaches or continuing breaches of this Agreement by any other party or parties hereto, without the necessity of posting any bond, and
(b) an order of specific performance of the provisions hereof.

     4.4 Successors and Affiliates. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto, their Affiliates and the legal representatives, successors and permitted assigns of the parties hereto and their Affiliates. If any Stockholder shall at any time hereafter acquire ownership of, or voting power with respect to, any additional Shares in any manner, whether by the exercise of any options, warrants or other rights, by operation of law or otherwise, such Shares shall be held subject to all of the provisions of this Agreement. Without limiting the foregoing, each Stockholder specifically acknowledges and agrees that the obligations of such Stockholder hereunder shall not be terminated by operation of law.

     4.5 Entire Agreement; Condition to Effectiveness. This Agreement, together with the Conversion Agreement and the Current Charter as proposed to be amended by the Charter Amendment, constitute the entire agreement among the Stockholders with respect to the subject matter hereof. This Agreement shall not take effect unless and until the Conversion Agreement shall have been executed and delivered by the Company and by each of the Stockholders and shall have taken effect.

     4.6 Captions and Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This
Agreement may be executed in several counterparts, each of which shall constitute one and the same instrument.

     4.7 Amendment. This Agreement may not be amended except by an instrument in writing signed by all of the parties hereto.

     4.8 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including but not limited to any investigation by or on behalf of any party, shall be deemed to constitute a waiver of compliance with any representations, warranties, covenants or agreements contained in this Agreement by the party taking such action. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     4.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the purpose and intent of this Agreement will be carried into effect to the fullest extent possible.

     4.10 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by telecopier with a copy thereof to be delivered by mail (as aforesaid) within 24 hours of such transmission by telecopier and with confirmation of receipt of transmission by telecopier received, addressed as follows:

                           If to America Online, Inc.:

                              America Online, Inc.
                              22000 AOL Way
                              Dulles, VA 20166-9323
                              Attention: President, AOL International
                              Telecopier: (703) 265-2502


                           If to AOL Time Warner Inc.:

                              AOL Time Warner Inc.
                              75 Rockefeller Plaza
                              New York, NY  10019
                              Attention: Vice President, Treasurer
                              Telecopier: (212) 258-3020


                           If to Aspen Investments LLC:

                              Aspen Investments LLC
                              c/o Finser Corporation
                              550 Biltmore Way, Suite 900
                              Coral Gables, FL 33134
                              Attention: General Counsel
                              Telecopier: (305) 447-1389

                           If Atlantis Investments LLC:

                              Atlantis Investments LLC
                              c/o Finser Corporation
                              550 Biltmore Way, Suite 900
                              Coral Gables, FL 33134
                              Attention: General Counsel
                              Telecopier: (305) 447-1389


or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent (c) in the case of telecopier transmission, upon confirmed receipt, and (d) in the case of mailing, on the third business day following the date on which the piece of mail containing such communication was posted.

     4.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, Delaware law, regardless of any law that might otherwise govern under applicable principles of conflicts of law. State courts within the State of Delaware and, more particularly to the fullest extent such court shall have subject matter jurisdiction over the matter, the Court of Chancery of the State of Delaware shall have exclusive jurisdiction over any and all disputes between the parties hereto, whether in law or equity, arising out of or relating to this Agreement and the agreements, instruments and documents contemplated hereby. The parties consent to and agree to submit to the jurisdiction of such courts. Each of the parties hereby waives, and agrees not to assert in any such dispute, to the fullest extent permitted by applicable Delaware law, or any other applicable law, any claim that (a) such party is not personally subject to the jurisdiction of such courts, (b) such party and such party's property is immune from any legal process issued by such courts or (c) any litigation commenced in such courts is brought in an improper or inconvenient forum. Each of the parties hereto agrees that service of process may be made on such party in the manner provided in Section 4.10 or in any other manner permitted by Delaware law, or any other applicable law, anywhere in the world, and that such service shall constitute valid and sufficient service of process on such party.

     4.12  Nature  of  Obligations  of  Stockholders.  The  obligations  of  the
Stockholders hereunder shall be "several" and not "joint" or "joint and several," except that (a) the obligations of Aspen Investments LLC and Atlantis Investments LLC shall be "joint and several," and (b) the obligations of America Online, Inc. and AOL Time Warner Inc. shall be "joint and several." Except as provided in the immediately preceding sentence, under no circumstances shall any Stockholder have any liability or obligation with respect to any misrepresentation or breach of covenant or agreement of any other Stockholder.

     4.13 Interpretation. The parties have participated jointly in the negotiation of this Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of the provisions of this Agreement.

     4.14 Waiver of Jury Trial. Each party hereto hereby waives any right to have a jury participate in resolving any dispute arising out of, or in connection with, related to, or incidental to this Agreement, the calling or holding of a Meeting to consider and act upon a proposal which is the subject of the agreement to vote, or execute and deliver written consents, under Section
1.1 or the conduct of any
such Meeting insofar as relates to the subject matter of the agreement to vote, or execute and deliver written consents, under Section 1.1.


     4.15 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     4.16 Fees and Expenses. In the event of any dispute hereunder, fees and expenses of the prevailing party shall be paid by the non-prevailing party.



                            [Signatures on next page]

     In witness whereof, each of the parties hereto have caused this Voting Agreement to be duly executed as of the date first written above.

                                             AMERICA ONLINE, INC.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                             AOL TIME WARNER INC.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                             ASPEN INVESTMENTS LLC


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                             ATLANTIS INVESTMENTS LLC


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                   Schedule A

                                  Stockholders

                                              I                       II

Name and Address                     (Beneficially Owned)      (Owned of Record)
----------------                     --------------------      -----------------

America Online, Inc.                   120,010,456(1)            120,010,456(1)
22000 AOL Way
Dulles, VA 20166-9323, USA
Attn: President, AOL International
Telecopier: (703) 265-2502

With a copy (which shall not
constitute notice) to:

America Online, Inc.
22000 AOL Way
Dulles, VA 20166-9323, USA
Attn: General Counsel
Telecopier: (703) 265-3992


AOL Time Warner Inc.                   125,692,431(1)               5,681,975(1)
75 Rockefeller Plaza
New York, NY  10019
Attn: Vice President, Treasurer
Telecopier: (212) 258-3020

With a copy (which shall not
constitute notice) to:

AOL Time Warner Inc.
75 Rockefeller Plaza
New York, NY  10019
Attn: General Counsel
Telecopier: (212) 258-3172





(1)Note: These numbers include the Class A Common Stock and the Series B Preferred Stock outstanding (including the shares issued as interest payment on September 30, 2002). Excluded are the shares underlying the warrant held of record by America Online, Inc. and the shares underlying the Convertible Debt held by AOL Time Warner Inc., neither of which carry any vote at this time. Such shares will be covered by this Agreement and included on this Schedule A if the warrant is exercised or some of the Convertible Debt is converted prior to the Meeting.

                                             I                        II

Name and Address                     (Beneficially Owned)      (Owned of Record)
----------------                     --------------------      -----------------
Aspen Investments LLC                   57,670,886(2)             57,454,886(2)
c/o Finser Corporation
550 Biltmore Way, Suite 900
Coral Gables, FL 33134
Attn: General Counsel
Telecopier: (305) 447-1389

With a copy (which shall not
constitute notice) to:

Milbank, Tweed, Hadley and McCloy LLP
1 Chase Manhattan Plaza
New York, NY 10005
Attn: Robert E. Spring, Esq.
Telecopier: (212) 822-5672


Atlantis Investments LLC                57,743,108(3)              57,454,220(3)
c/o Finser Corporation
550 Biltmore Way, Suite 900
Coral Gables, FL 33134
Attn: General Counsel
Telecopier: (305) 447-1389

With a copy (which shall not
constitute notice) to:

Milbank, Tweed, Hadley and McCloy LLP
1 Chase Manhattan Plaza
New York, NY 10005
Attn: Robert E. Spring, Esq.
Telecopier: (212) 822-5672








(2)Note: Includes 2,000,000 shares of Class A Common Stock and 55,670,886 shares of Series C Preferred, of which 216,000 shares are held by children of Gustavo
A. Cisneros.

(3)Note: Includes 2,000,000 shares of Class A Common Stock and 55,743,197 shares of Series C Preferred, of which 288,888 shares are held by the children of Ricardo J. Cisneros.










                                      A-2